Exhibit 10.66

STATE OF NEVADA
ROSS MILLER Secretary of State		SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings
OFFICE OF THE SECRETARY OF STATE

Certified Copy
January 10, 2011
Job Number: C20110110-0645
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20110014580-52	Amendment	1 Pages/1 Copies

Respectfully, ROSS MILLER Secretary of State
Certified By: Greg Devaul Certificate Number: C20110110-0645 You may verify this certificate online at http://www.nvsos.gov/

Commercial Recording Division 202 N. Carson Street Carson City, Nevada 89701-4069 Telephone (775) 684-5708 Fax (775) 684-7138

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 884 5708 Website: www.nvsos.gov

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NSR 78.385 and 78.390  - After Issuance of Stock)

1. Name of corporation:
INVISA, INC.

2. The articles have been amended as follows: (provide article numbers, if available)
Article XIII is added.
Upon filing of this certificate of amendment, the corporation shall effect a one-for-5 reverse split whereby each outstanding share of common stock, par value $0.001 per share shall, without any action on the part of the holder, become and be converted into 0.20 shares of common stock, par value $0.001 per share. In connection with the reverse split, no fractional shares shall be issued. In lieu of fractional shares, each holder who would otherwise be entitled to receive fractional shares of new common stock, will, upon surrender of the certificates representing shares of old common stock, receive such additional fractional share as will result in the holder having a whole number of shares.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:             56.57%

4: Effective date of filing: (optional)	January 31, 2011 (must not be later than 90 days after the certificate is filed)

5. signature: (required)

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit After (Illegible text)